UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2007

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Merger Agreement

On August 16, 2007, Midwest Air Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Midwest Air Partners, LLC, a Delaware limited liability company (the “Parent”), and Midwest Acquisition Company, Inc., a Wisconsin corporation and wholly owned subsidiary of the Parent (the “Merger Sub”).  Parent and Merger Sub are entities affiliated with TPG Capital, L.P.  TPG Capital is the global buyout group of TPG, a leading private investment firm.

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger, and each outstanding share of common stock of the Company (other than shares held in the treasury of or owned by the Company or owned by Parent or Merger Sub) will cease to be outstanding and will be converted into the right to receive $17.00 in cash, without interest.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, not to enter into discussions concerning or provide information in connection with alternative business combination transactions or not continue to make, or withdraw or modify in a manner adverse to Parent, the recommendation of the Company’s board described below.  The Company has also agreed to cause a meeting of the Company’s shareholders to be held to consider the adoption and approval of the Merger Agreement, and the Company’s Board of Directors has resolved to recommend that the Company’s shareholders vote in favor of adopting and approving the Merger Agreement and the Merger in accordance with the terms of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including the adoption and approval of the Merger Agreement by the requisite vote of the Company’s shareholders, expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period and the absence of any governmental order restricting or prohibiting the consummation of the Merger.  The Merger is not subject to a financing condition.  Parent has received equity funding commitments for payment of the merger consideration.  The Merger Agreement contains termination rights and provides that, upon the termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of $13,541,000.

The Company’s Board of Directors unanimously approved the Merger Agreement and determined that the Merger is advisable to, fair to and in the best interests of its shareholders.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”).  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement will be available free of charge at the SEC’s website, www.sec.gov.  Shareholders of the Company will also be able to obtain  the proxy statement free of charge by request to Midwest Air Group, Inc., 6744 South Howell Avenue, Oak Creek, Wisconsin 53154, Attention:  Investor Relations.

Rights Agreement

Immediately prior to the execution of the Merger Agreement, the Company amended the Rights Agreement, dated as of February 15, 2006, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), to provide, among other things, that neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), and no Distribution Date, no Section 11(a)(ii) Event and no Section 13 Event (as such terms are defined in the Rights Agreement) shall occur, in each case, as a result of the approval, execution and delivery of the Merger Agreement, the public announcement of such approval, execution and delivery, the performance of the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The foregoing description of the First Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 8.01

Other Events.

On August 16, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 16, 2007 by and among Midwest Air Partners, LLC, Midwest Acquisition Company, Inc. and Midwest Air Group, Inc.

10.1	First Amendment to Rights Agreement, dated as of August 16, 2007, between Midwest Air Group, Inc. and American Stock Transfer and Trust Company

99.1	Press Release dated August 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2007	MIDWEST AIR GROUP, INC.

By:/s/ Carol N. Skornicka
Carol N. Skornicka Senior Vice President – Corporate Affairs, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 16, 2007 by and among Midwest Air Partners, LLC, Midwest Acquisition Company, Inc. and Midwest Air Group, Inc.

10.1	First Amendment to Rights Agreement, dated as of August 16, 2007, between Midwest Air Group, Inc. and American Stock Transfer and Trust Company

99.1	Press Release dated August 16, 2007